CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Cipher Digital Inc. on Form S-8 (File No. 333-261148), Form S-8 (File No. 333-277678), Form S-8 (File No. 333-285236), Form S-3 (File No. 333-271641), Form S-3ASR (File 333-281908) and Form S-3ASR (File 333-285518) of our report dated February 25, 2025, except for Schedule I listed in the Index at Item 15, as to which the date is February 24, 2026, with respect to the consolidated financial statements and related financial statement Schedule I listed in the Index at Item 15 of Cipher Digital Inc. as of December 31, 2024 and for the years ended December 31, 2024 and 2023, included in this Annual Report on Form 10-K.

We resigned as the Company’s independent registered public accounting firm on April 14, 2025 and, accordingly we have not performed any audit or review procedures with respect to any financial statements for the periods after that date.

/s/ Marcum LLP

Marcum LLP
San Francisco, CA
February 24, 2026